EXHIBIT 10.2

SECOND AMENDMENT TO
BRE PROPERTIES, INC. AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                    This Second Amendment (this “Second Amendment”) to the BRE Properties, Inc. Amended and Restated Non-Employee Director Stock Option Plan, as amended by the First Amendment dated June 29, 2000 (the “Plan”) is adopted as of October 24, 2002 by the Board of Directors of BRE Properties, Inc., a Maryland corporation (the “Company”).

                    WHEREAS, the Company maintains Plan; and

                    WHEREAS, pursuant to Section 11 of the Plan, the Plan may be amended from time to time by the Board of Directors of the Company;

                    NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective October 24, 2002:

                    1.      A new Section 12 shall be inserted following Section 11 and shall read in its entirety as follows:

                    “12.  Prohibition on Repricing.  Notwithstanding any provision in this Plan to the contrary, no Option may be amended to reduce the Option Price per share of the shares subject to such Option below the Option Price as of the date the Option is granted.  In addition, no Option or other equity may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or other award having a higher Option Price.”

                    2.      This Second Amendment shall be and is hereby incorporated in and form a part of the Plan.

                    3.      Except as set forth herein, the Plan shall remain in full force and effect.

                    I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of BRE Properties, Inc. on October 24, 2002.

By:	/s/ Edward F. Lange, Jr.

Name:	Edward F. Lange, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary